Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP. Reports Fourth Quarter and Record Full Year 2021 Earnings

Scranton, PA, January 31, 2022/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company, today reported unaudited financial results at and for the three months and twelve months ended December 31, 2021. Peoples reported net income of $16.4 million, or $2.28 per diluted share for the three months ended December 31, 2021, an increase of $8.2 million when compared to $8.2 million, or $1.13 per diluted share for the comparable period of 2020. The increase in earnings for the three months ended December 31, 2021 is due to the previously disclosed sale of our Visa Class B shares during the current period and resulting after-tax gain of $9.6 million. Pre-provision net interest income increased $1.8 million during the current three month period when compared to the year ago period. The strong loan growth in the current period resulted in a higher provision for loan losses of $0.7 million when compared to the year ago period. Noninterest expense increased $1.2 million in the three months ended December 31, 2021 in part to our growth and market expansion and the income tax provision increased $2.2 million due to a higher level of taxable income.

Net income for the twelve months ended December 31, 2021, totaled $43.5 million or $6.02 per diluted share, a 50.5% increase when compared to $29.4 million or $4.00 per diluted share for the comparable period of 2020. The increase in earnings for 2021 is the product of the aforementioned $9.6 after-tax gain on the sale of our Visa Class B shares, a decrease to our provision for loan losses of $5.6 million, primarily due to an adjustment in the year ago period to the economic qualitative factors included in our allowance for loan losses methodology relating to the impact of COVID-19, and an increase to pre-provision net interest income of $4.8 million. Partially offsetting the increase were a higher income tax provision of $4.6 million and an increase in noninterest expense of $0.7 million.

In addition to evaluating its results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios. The reported results included in this release contain items, which Peoples considers non-core, namely the gain on the sale of the Visa Class B shares and gains and losses incurred within the investment securities portfolio. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

Core net income, which we have defined to exclude the gain on the sale of the Visa Class B shares and gains or losses from our investment securities portfolio, for the three months ended December 31, totaled $6.8 million and $8.0 million in 2021 and 2020, respectively. Core net income per share for the three months ended December 31, 2021 was $0.95, a 13.6% decrease from $1.10 reported for the same period in 2020. The decrease in core net income in the current three month period is the product of an increase to the provision for loan losses of $0.7 million due primarily to strong loan growth in the current period, lower noninterest income of $1.3 million when excluding the current period $9.6 after-tax gain on the sale of the Visa Class B shares and investment gains of $0.3 million in the year ago period, and an increase of $1.2 million to noninterest expense in the current period. Pre-provision net interest income increased $1.8 million in the three months ended December 31, 2021 when compared to the year ago period to partially offset the negative variances.

Core net income for the twelve months ended December 31, 2021 was $33.9 million or $4.69 per diluted share, a 20.3% increase when compared to $28.6 million or $3.90 per diluted share for the same period of 2020. The increase in core net income for the current period is due to an increase to pre-provision net interest income of $4.8 million and a lower provision for loan losses of $5.6 million in the current period, partially offset by lower noninterest income of $2.2 million in the current twelve month period when excluding the after-tax gain of $9.6 million from the sale of Visa Class B shares and $0.9 million of investment gains during the year ago period, and higher noninterest expense of $0.7 million in the twelve months ended December 31, 2021.

NOTABLES

●	Record full year 2021 reported and core earnings of $43.5 million or $6.02 per diluted share, and $33.9 million or $4.69 per diluted share, respectively.
●	Dividends declared for twelve months ended December 31, 2021 of $1.50 per share represents a 4.2% increase from the same period in 2020.
●	Core return on average equity, a non-GAAP measure, was 10.40% for the twelve months ended December 31, 2021 compared to 9.25% for the twelve months ended December 31, 2020.
●	Loan growth for the three months ended December 31, 2021, excluding Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans, was $138.1 million or 25.8% annualized; full year 2021 loan growth, excluding SBA PPP loans, totaled $272.0 million, or 13.7%. PPP loan balances at December 31, 2021 totaled $68.9 million.
●	Deposits grew $122.5 million or 17.1% annualized for the three months ended December 31, 2021 and increased $526.3 million or 21.6% during the twelve months ended December 31, 2021. Deposit balances increased due to organic growth throughout all our markets, inflows of municipal deposits and additional deposits by our commercial and retail customers in excess of historic levels
●	Total asset growth for the three months ended December 31, 2021 was $136.5 million or 16.7% annualized; total asset growth for full year 2021 was $486.2 million or 16.9%.
●	Book value per share improved to $47.44 at December 31, 2021 from $43.92 at December 31, 2020, a 8.0% increase.
●	Tangible book value per share, a non-GAAP measure, increased 10.1% to $38.54 at December 31, 2021 from $35.00 at December 31, 2020.
●	Pre-provision tax-equivalent net interest income increased $5.0 million or 6.2% to $86.1 million for the twelve months ended December 31, 2021 compared to $81.1 million for the same period in 2020.
●	Nonperforming assets as a percentage of loans and foreclosed assets at December 31, 2021 improved to 0.21% from 0.28% at September 30, 2021, and from 0.48% at December 31, 2020.
●	Opened de novo branches in Warrendale, Allegheny County, PA to serve the Greater Pittsburgh market and in Piscataway, Middlesex County, NJ to serve the central New Jersey market.

 Visa Class B Common Stock Sale

On October 8, 2021, Peoples’ banking subsidiary, Peoples Security Bank and Trust Company (the “Bank”), agreed to sell 44,982 shares of the Class B common stock of Visa Inc. for a purchase price of $12.2 million. The shares had no carrying value on the Bank’s balance sheet and, as the Bank had no historical cost basis in the shares, the entire purchase is realized as a pretax gain. The transaction had a positive impact on the Bank’s regulatory capital, which is being used for capital management and to support the Company’s organic growth.

The Bank received 73,333 Class B shares of Visa Inc. as part of its membership interest in March 2008, and 28,351 shares were redeemed in connection with Visa’s initial public offering in 2008. The sale of the remaining 44,982 Class B shares settled in October, 2021 and is included in our 2021 fourth-quarter and year-end results as an after-tax gain of $9.6 million.

INCOME STATEMENT REVIEW

Calculated on a fully taxable equivalent basis (“FTE”), our tax-equivalent net interest margin for the three months ended December 31, 2021 was 2.82%, a decrease of 18 basis points when compared to 3.00% for the same period in 2020. Our tax equivalent net interest margin for the twelve months ended December 31, 2021 was 2.99%, a decrease of 26 basis points when compared to 3.25% for the 2020 twelve month period. The tax-equivalent yield on interest-earning assets decreased 41 basis points to 3.08% during the three months ended December 31, 2021 from 3.49% during the year ago period. For the twelve months ended December 31, 2021, the tax-equivalent yield on interest-earning assets decreased 50 basis points to 3.32% from 3.82% during the corresponding period of 2020. The decrease in yield is due to lower market rates, a result of the Federal Open Market Committee ("FOMC") cutting the federal funds rate by 150 basis points in the first three months of 2020. The decrease in market rates resulted in lower rates on our existing adjustable rate loans and affected rates on new originations. Additionally, strong deposit growth resulted in higher levels of federal funds sold at historically low rates which contributed to a 29 basis point decrease to our current period net interest margin.  At the same time, we experienced lower interest-bearing liability costs due to lower market rates and our actions to reduce deposit rates. This was partially offset however by the additional interest expense on subordinated debt we issued during the second quarter of 2020. Our cost of funds, which represents our average rate paid on total interest-bearing liabilities, decreased 30 basis points to 0.37% for the three months ended December 31, 2021 when compared to 0.67% during the year ago period. For the twelve months ended December 31, 2021 our average rate paid on total interest-bearing liabilities was 0.46% a decrease of 33 basis points when compared to 0.79% for the same period in 2020.

Fourth Quarter 2021 Results – Comparison to Prior-Year Quarter

Tax-equivalent net interest income for the three months ended December 31, increased $1.9 million or 9.4% to $22.0 million in 2021 from $20.1 million in 2020.  The increase in tax equivalent net interest income was largely due to lower deposit costs of $1.0 million due to our focus to decrease deposit rates in the current low market rate environment.  Also contributing to the increase was higher investment income of $0.8 million due to an increase in average balances of $281.4 million due to deploying a portion of our excess liquidity. Total average earning assets increased $431.3 million or 16.2% from the year ago period resulting from strong deposit growth. PPP loans averaged $73.1 million in the three-month period ended December 31, 2021 with interest and net fees included in net interest income totaling $0.8 million compared to average balances of $211.1 million and interest and net fees totaling $1.7 million included in net interest income in the year ago period.  The tax-equivalent yield on the loan portfolio decreased to 3.78% for the three months ended December 31, 2021, compared to 3.97% for the comparable period in 2020.  Excluding the PPP loans, the tax-equivalent yield of the loan portfolio was 3.76% and 4.06% at December 31, 2021 and 2020, respectively.  Loans, net averaged $2.3 billion for the three months ended December 31, 2021 and $2.2 billion for the comparable period in 2020.  For the three months ended December 31, the tax-equivalent yield on total investments decreased to 1.65% in 2021 from 2.24% in 2020.  Average investments totaled $551.1 million in 2021 and $269.7 million in 2020.  Average interest-bearing liabilities increased $281.4 million for the three months ended December 31, 2021, compared to the corresponding period last year the result of higher non-maturity deposits due to strong organic deposit growth and growth of public fund deposits which resulted in lowering our short-term and long-term borrowings.

For the three months ended December 31, 2021, the provision for loan losses increased $0.7 million to $1.7 million from $1.0 million in the year ago period the result of $138.1 million growth of non-PPP loans and improved asset quality.

Noninterest income, excluding the $12.2 million gain from the sale our Visa Class B shares, for the three months ended December 31, 2021 was $3.1 million, a $1.6 million decrease from $4.7 million for the three months ended December 31, 2020.  The decrease was due in part to a decrease in revenue generated from our commercial loan interest rate swaps of $0.4 million, the result of lower transaction volume due to increased market rates and a $0.6 million bank-owned life insurance (“BOLI”) death benefit accrual in the year ago period which is included in service charges, fees, commissions and other.  During the year ago period gains of $0.2 million were recognized from the sale of investment securities with no comparable gains recorded in the current period.  Mortgage banking revenue decreased $0.4 million in the three month period ended December 31, 2021 from lower volumes of mortgages sold into the secondary market.

Noninterest expense increased $1.2 million or 8.3% to $15.2 million for the three months ended December 31, 2021, from $14.0 million for the three months ended December 31, 2020. Salaries and employee benefits expense increased $0.7 million due to a higher yearend bonus accrual and the addition of lending teams and credit support staff in our expansion markets. Other expenses increased $0.7 million or 24.5% due primarily to higher Pennsylvania shares tax expense, an increase to our FDIC assessment and higher corporate taxes.

Net Income Full Year Results

Tax-equivalent net interest income for the twelve months ended December 31, increased $5.0 million or 6.2% to $86.1 million in 2021 from $81.1 million in 2020. The increase in tax equivalent net interest income was largely due to lower interest bearing deposit costs of $4.4 million, as deposit rates were lowered in the historically low market rate environment, and lower borrowing costs of $0.5 million due to lower average balances.  Total average earning assets increased $382.0 million and offset the negative rate variances. PPP loans averaged $147.0 million in the twelve month period ended December 31, 2021 with interest and fees included in net interest income totaling $7.1 million. The tax-equivalent yield on the loan portfolio decreased to 3.94% for the twelve months ended December 31, 2021, compared to 4.16% for the comparable period in 2020 due to lower market rates. PPP loan balances yielded 4.82% in the current twelve month period compared to 2.55% in the year ago period.  The higher yield is the result of SBA PPP loan forgiveness totaling $244.3 million in the current period and resulting acceleration of the remaining unamortized net loan origination fees to interest income.  The loan yield excluding PPP loans was 3.88% in the current period compared to 4.29% in the year ago period. Loans, net averaged $2.2 billion for the twelve months ended December 31, 2021 and $2.1 billion for the twelve months ended December 31, 2020, respectively. For the twelve months ended December 31, the tax-equivalent yield on total investments decreased to 1.94% in 2021 from 2.36% in 2020. Average investments totaled $398.5 million in 2021 and $292.7 million in 2020. Average interest-bearing deposits increased $322.9 million for the twelve months ended December 31, 2021, compared to the corresponding period last year due to strong organic deposit growth of new customer relationships and increased public funds.  Total average non-interest bearing deposits increased $129.1 million for the twelve months ended December 31, 2021, compared to the comparable period last year which resulted in lowering our higher cost short-term and long-term borrowings.

The provision for loan losses for the twelve months ended December 31, 2021 was $1.8 million, a decrease of $5.6 million from the $7.4 million provision for the comparable period of 2020. The lower provision in the twelve month period ended December 31, 2021 is due to improved credit quality and the resulting reversal of the COVID-related asset quality qualitative factor adjustment made in the year ago period in our allowance for loan losses methodology. The higher provision in the year ago period reflects changes made to the qualitative factors related to economic and credit quality declines resulting from the onset of the coronavirus pandemic and its uncertain economic impact.

Noninterest income for the twelve months ended December 31, 2021 was $25.6 million compared with $16.6 million for the year ago period, an increase of $9.0 million. Excluding the sale of the Visa Class B shares, noninterest income decreased $3.2 million or 19.0% due in part to lower revenue generated from commercial loan interest rate swap transactions of $1.6 million as the number of transactions decreased due to unfavorable market rates. Mortgage banking revenue decreased $0.6 million in the current period from lower volumes of mortgages sold into the secondary market. The year ago period included a net gain of $0.9 million from the sale of available-for-sale securities. Service charges, fees, commissions and other are lower in the twelve month period ended December 31, 2021 by $0.6 million due to a bank owned life insurance benefit of $0.6 million accrued in the year ago period and a lower Federal Home Loan Bank dividend, partially offset by an increase to our debit card interchange revenue. Wealth management revenue increased $0.3 million in the twelve month period ended December 31, 2021 due to a higher number of transactions and commissions while fees on fiduciary activities increased $0.1 million due primarily to market appreciation.

Noninterest expense increased $0.7 million or 1.3% to $55.6 million for the twelve months ended December 31, 2021, from $54.9 million for the twelve months ended December 31, 2020. Salaries and employee benefits decreased $0.4 million or 1.3% due to higher deferred costs from an increase in total loan originations which are recorded as a contra-salary expense and lower benefit costs. Occupancy and equipment expenses were in-line with the year ago period. Other expenses were higher by $1.2 million due primarily to higher Pennsylvania shares tax expense, an increase in FDIC insurance assessments and higher corporate taxes in the twelve month period ended December 31, 2021.

The provision for income tax expense increased $4.6 million for the twelve months ended December 31, 2021 compared to the year ago period due to higher levels of book taxable income and a $0.6 million deferred tax adjustment related to prior periods.

 BALANCE SHEET REVIEW

At December 31, 2021, total assets, loans and deposits were $3.4 billion, $2.3 billion and $3.0 billion, respectively. Loan growth, excluding SBA PPP loans, since September 30, 2021 was $138.1 million or 25.8% annualized due to improved loan demand and organic growth in our new markets. Loan balances, excluding SBA PPP loans, increased $272.0 million or 13.7% from December 31, 2020 as loan demand improved as the economy recovers from COVID-19. Commercial real estate and tax-exempt loans made up the majority of growth.  During 2021, $244.3 million of PPP loans were forgiven by the SBA.  Gross SBA PPP loans remaining at December 31, 2021 total $68.8 million. Net deferred SBA PPP fees remaining at December 31, 2021 total $1.7 million and are mostly expected to be earned during 2022. Total investments were $588.7 million at December 31, 2021, compared to $494.4 million at September 30, 2021 and $303.3 million at December 31, 2020. The increase to the investment portfolio results from investing a portion of our low-yielding federal funds balance into higher-yielding U.S. Treasury bonds and mortgage-backed securities.  Federal funds sold balance at December 31, 2021 was $242.4 million, a decrease of $77.1 million from September 30, 2021 the result of funding our loan growth and investment purchases during the quarter. Federal funds sold balances increased $59.4 million during 2021 primarily due to strong deposit growth.

Total deposits increased $122.5 million or 17.1% annualized from September 30, 2021 due to organic growth of customer relationships throughout all our markets and seasonal inflows of municipal deposits. Deposit balances increased $526.3 million or 21.6% to $3.0 billion from $2.5 billion at December 31, 2020 due to organic growth of customer relationships throughout all our markets, inflows of municipal deposits and additional deposits by our commercial and retail customers in excess of historic levels. Non-interest bearing deposits increased $115.3 million or 18.5% and interest-bearing deposits increased $411.0 million or 22.6% during the twelve months ended December 31, 2021.

Stockholders' equity equaled $340.1 million or $47.44 per share at December 31, 2021, and $316.9 million or $43.92 per share at December 31, 2020. The increase in stockholders’ equity from December 31, 2020 is attributable to net income, partially offset by a decrease to accumulated other comprehensive income (“AOCI”) resulting from a decrease to the unrealized gain on investment securities and dividends paid to shareholders.  Tangible stockholders' equity improved to $38.54 per share at December 31, 2021, from $35.00 per share at December 31, 2020. Dividends declared for the twelve months ended December 31, 2021 amounted to $1.50 per share, a 4.2% increase from the 2020 period, representing a dividend payout ratio of 24.9%.

ASSET QUALITY REVIEW

Nonperforming assets were $5.0 million or 0.21% of loans, net and foreclosed assets at December 31, 2021, compared to $6.1 million or 0.28% of loans, net and foreclosed assets at September 30, 2021, and $10.5 million or 0.48% of loans, net and foreclosed assets at December 31, 2020.  The decrease in non-performing loans since September 30, 2021 is due to the payoff of a troubled debt restructured (“TDR”) credit and receipt from the SBA of the guaranteed portion of an unrelated TDR. The decrease in non-performing assets from December 31, 2020 was due to improving credit trends, the payoff of two non-accrual commercial loans, reductions to our TDRs and charge-off of a small business line of credit.  The Company's allowance for loan losses increased $1.7 million or 6.3% during the three months ended December 31, 2021 due primarily to the growth of loans, excluding SBA PPP loans, totaling $138.1 million. For the twelve months ended December 31, 2021, the allowance increased $1.1 million. The allowance for loan losses at December 31, 2021 continued to reflect the provisions added during 2020 from our adjustment of qualitative factors in our allowance for loan losses methodology, due to economic decline and expectation of increased credit losses from COVID-19's adverse impact on economic and business operating conditions. The allowance for loan losses equaled $28.4 million or 1.22% of loans, net at December 31, 2021 compared to $26.7 million or 1.21% at September 30, 2021 and $27.3 million or 1.26% of loans, net, at December 31, 2020.  Excluding PPP loans which do not carry an allowance for losses due to a 100% government guarantee, the ratio equaled 1.26% at December 31, 2021.  Loans charged-off, net of recoveries, for the twelve months ended December 31, 2021, equaled $0.7 million or 0.03% of average loans, compared to $2.7 million or 0.13% of average loans for the comparable period last year.

About Peoples:

Peoples Financial Services Corp. is the parent company of Peoples Security Bank and Trust Company, a community bank serving Allegheny, Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Schuylkill, Susquehanna, and Wyoming Counties in Pennsylvania, Middlesex County in New Jersey and Broome County in New York through 28 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

SOURCE: Peoples Financial Services Corp.
/Contact:	MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com
Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp. and Peoples Security Bank and Trust Company (collectively, “Peoples”) that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; the COVID-19 crisis and the governmental responses to the crisis; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; our ability to identify and address cyber-security risks and other economic, competitive, governmental, regulatory and technological factors affecting Peoples’ operations, pricing, products and services and other factors that may be described in Peoples’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend (Unaudited)

(In thousands, except share and per share data)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
	2021	2021	2021	2021	2020
Key performance data:
Share and per share amounts:
Net income	$2.28	$1.26	$1.18	$1.31	$1.13
Core net income (1)	$0.95	$1.26	$1.18	$1.31	$1.10
Cash dividends declared	$0.38	$0.38	$0.37	$0.37	$0.36
Book value	$47.44	$45.66	$45.11	$44.00	$43.92
Tangible book value (1)	$38.54	$36.75	$36.21	$35.10	$35.00
Market value:
High	$53.06	$46.92	$45.38	$47.34	$40.40
Low	$45.64	$41.91	$41.10	$36.02	$34.47
Closing	$52.69	$45.57	$42.60	$42.24	$36.76
Market capitalization	$377,754	$327,057	$306,836	$304,605	$265,231
Common shares outstanding	7,169,372	7,177,028	7,202,728	7,211,293	7,215,202
Selected ratios:
Return on average stockholders’ equity	19.34%	11.01%	10.71%	12.00%	10.32%
Core return on average stockholders’ equity (1)	8.03%	11.01%	10.72%	11.98%	10.05%
Return on average tangible stockholders’ equity	23.87%	13.69%	13.39%	15.02%	12.96%
Core return on average tangible stockholders’ equity (1)	9.92%	13.68%	13.41%	14.99%	12.62%
Return on average assets	1.97%	1.17%	1.14%	1.32%	1.13%
Core return on average assets (1)	0.82%	1.17%	1.14%	1.32%	1.10%
Stockholders’ equity to total assets	10.09%	10.14%	10.84%	10.59%	10.99%
Efficiency ratio (2)	59.80%	54.87%	55.71%	50.83%	56.35%
Nonperforming assets to loans, net, and foreclosed assets	0.21%	0.28%	0.33%	0.38%	0.48%
Net charge-offs to average loans, net	0.01%	0.08%	0.03%	0.01%	0.05%
Allowance for loan losses to loans, net	1.22%	1.21%	1.20%	1.23%	1.26%
Interest-bearing assets yield (FTE) (3)	3.08%	3.37%	3.32%	3.55%	3.49%
Cost of funds	0.37%	0.42%	0.50%	0.57%	0.67%
Net interest spread (FTE) (3)	2.71%	2.95%	2.81%	2.98%	2.81%
Net interest margin (FTE) (3)	2.82%	3.07%	2.96%	3.15%	3.00%
(1)	See Reconciliation of Non-GAAP financial measures.
(2)	Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gains(losses) on investment securities available-for-sale.
(3)	Tax-equivalent adjustments were calculated using the federal statutory tax rate prevailing during the indicated periods of 21%.

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Dec 31	Dec 31
Year Ended	2021	2020
Interest income:
Interest and fees on loans:
Taxable	$82,493	$83,683
Tax-exempt	3,957	3,736
Interest and dividends on investment securities:
Taxable	5,464	5,334
Tax-exempt	1,731	1,178
Dividends	74	97
Interest on interest-bearing deposits in other banks	8	31
Interest on federal funds sold	330	66
Total interest income	94,057	94,125
Interest expense:
Interest on deposits	7,310	11,739
Interest on short-term borrowings	78	848
Interest on long-term debt	260	702
Interest on subordinated debt	1,774	1,035
Total interest expense	9,422	14,324
Net interest income	84,635	79,801
Provision for loan losses	1,750	7,400
Net interest income after provision for loan losses	82,885	72,401
Noninterest income:
Service charges, fees, commissions and other	6,169	6,809
Merchant services income	879	824
Commissions and fees on fiduciary activities	2,273	2,125
Wealth management income	1,537	1,282
Mortgage banking income	975	1,595
Increase in cash surrender value of life insurance	889	774
Interest rate swap revenue	759	2,321
Net gain (loss) on investment securities	2	(6)
Net gain on sale of investment securities available-for-sale		918
Net gain on sale of Visa Class B shares	12,153
Total noninterest income	25,636	16,642
Noninterest expense:
Salaries and employee benefits expense	29,736	30,135
Net occupancy and equipment expense	12,848	12,840
Amortization of intangible assets	491	606
Other expenses	12,531	11,287
Total noninterest expense	55,606	54,868
Income before income taxes	52,915	34,175
Provision for income tax expense	9,396	4,821
Net income	$43,519	$29,354
Other comprehensive income:
Unrealized gain (loss) on investment securities available-for-sale	$(11,487)	$8,779
Reclassification adjustment for gains included in net income		(918)
Change in pension liability	2,109	(1,398)
Change in derivative fair value	(322)	315
Income tax related to other comprehensive income	(2,037)	1,424
Other comprehensive income, net of income taxes	(7,663)	5,354
Comprehensive income	$35,856	$34,708
Share and per share amounts:
Net income - basic	$6.05	$4.02
Net income - diluted	6.02	4.00
Cash dividends declared	$1.50	$1.44
Average common shares outstanding - basic	7,196,359	7,304,956
Average common shares outstanding - diluted	7,231,423	7,337,843

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Three months ended	2021	2021	2021	2021	2020
Interest income:
Interest and fees on loans:
Taxable	$20,288	$21,276	$20,029	$20,900	$20,705
Tax-exempt	1,098	1,024	965	870	888
Interest and dividends on investment securities available-for-sale:
Taxable	1,660	1,285	1,276	1,243	1,111
Tax-exempt	498	432	411	390	304
Dividends	2	24	25	23	26
Interest on interest-bearing deposits in other banks	2	2	2	2	4
Interest on federal funds sold	102	124	55	49	47
Total interest income	23,650	24,167	22,763	23,477	23,085
Interest expense:
Interest on deposits	1,579	1,698	1,941	2,092	2,614
Interest on short-term borrowings			6	71	91
Interest on long-term debt	35	41	82	103	127
Interest on subordinated debt	444	443	444	443	444
Total interest expense	2,058	2,182	2,473	2,709	3,276
Net interest income	21,592	21,985	20,290	20,768	19,809
Provision (credit) for loan losses	1,750	400	100	(500)	1,050
Net interest income after provision (credit) for loan losses	19,842	21,585	20,190	21,268	18,759
Noninterest income:
Service charges, fees, commissions and other	1,693	1,667	1,625	1,184	2,187
Merchant services income	120	158	508	93	101
Commissions and fees on fiduciary activities	548	639	553	533	551
Wealth management income	330	432	417	358	392
Mortgage banking income	211	244	208	312	658
Increase in cash surrender value of life insurance	220	225	225	219	202
Interest rate swap revenue (expense)	15	79	(132)	797	374
Net gain (loss) on investment securities	(7)	5	(17)	21	76
Net gain on sale of investment securities available-for-sale					194
Net gain on sale of Visa Class B shares	12,153
Total noninterest income	15,283	3,449	3,387	3,517	4,735
Noninterest expense:
Salaries and employee benefits expense	8,087	7,829	7,250	6,570	7,400
Net occupancy and equipment expense	3,384	3,150	3,047	3,267	3,588
Amortization of intangible assets	116	125	125	125	144
Other expenses	3,571	3,187	3,106	2,667	2,869
Total noninterest expense	15,158	14,291	13,528	12,629	14,001
Income before income taxes	19,967	10,743	10,049	12,156	9,493
Income tax expense	3,553	1,647	1,518	2,678	1,308
Net income	$16,414	$9,096	$8,531	$9,478	$8,185
Other comprehensive income:
Unrealized gain (loss) on investment securities available-for-sale	$(3,078)	$(3,130)	$2,470	$(7,749)	$(305)
Reclassification adjustment for gains included in net income					(194)
Change in benefit plan liabilities	2,109				(1,398)
Change in derivative fair value	(300)	(128)	(135)	242	(41)
Income tax related to other comprehensive income	(266)	(684)	490	(1,576)	(407)
Other comprehensive income, net of income taxes	(1,003)	(2,574)	1,845	(5,931)	(1,531)
Comprehensive income	$15,411	$6,522	$10,376	$3,547	$6,654
Share and per share amounts:
Net income - basic	$2.29	$1.26	$1.18	$1.31	$1.13
Net income - diluted	2.28	1.26	1.18	1.31	1.13
Cash dividends declared	$0.38	$0.38	$0.37	$0.37	$0.36
Average common shares outstanding - basic	7,172,501	7,198,125	7,204,261	7,210,952	7,222,810
Average common shares outstanding - diluted	7,207,565	7,233,189	7,239,325	7,246,016	7,257,874

Peoples Financial Services Corp.

Details of Net Interest and Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Three months ended	2021	2021	2021	2021	2020
Net interest income:
Interest income
Loans, net:
Taxable	$20,288	$21,276	$20,029	$20,900	$20,705
Tax-exempt	1,390	1,296	1,222	1,101	1,124
Total loans, net	21,678	22,572	21,251	22,001	21,829
Investments:
Taxable	1,662	1,310	1,301	1,266	1,137
Tax-exempt	630	547	520	494	385
Total investments	2,292	1,857	1,821	1,760	1,522
Interest on interest-bearing balances in other banks	2	2	2	2	4
Federal funds sold	102	124	55	49	47
Total interest income	24,074	24,555	23,129	23,812	23,402
Interest expense:
Deposits	1,579	1,698	1,941	2,092	2,614
Short-term borrowings			6	71	91
Long-term debt	35	41	82	103	127
Subordinated debt	444	443	444	443	444
Total interest expense	2,058	2,182	2,473	2,709	3,276
Net interest income	$22,016	$22,373	$20,656	$21,103	$20,126
Loans, net:
Taxable	3.85%	4.15%	3.87%	4.13%	3.98%
Tax-exempt	2.97%	3.04%	3.30%	3.56%	3.80%
Total loans, net	3.78%	4.06%	3.83%	4.09%	3.97%
Investments:
Taxable	1.48%	1.85%	1.97%	1.97%	2.03%
Tax-exempt	2.38%	2.56%	2.66%	2.78%	3.30%
Total investments	1.65%	2.02%	2.13%	2.15%	2.25%
Interest-bearing balances with banks	0.09%	0.07%	0.08%	0.06%	0.06%
Federal funds sold	0.15%	0.16%	0.10%	0.10%	0.10%
Total interest-bearing assets	3.08%	3.37%	3.32%	3.55%	3.49%
Interest expense:
Deposits	0.29%	0.34%	0.41%	0.46%	0.57%
Short-term borrowings			0.33%	0.57%	0.72%
Long-term debt	4.68%	4.68%	2.98%	2.88%	2.70%
Subordinated debt	5.38%	5.37%	5.38%	5.38%	5.38%
Total interest-bearing liabilities	0.37%	0.42%	0.50%	0.57%	0.67%
Net interest spread	2.71%	2.95%	2.81%	2.98%	2.81%
Net interest margin	2.82%	3.07%	2.96%	3.15%	3.00%

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
At period end	2021	2021	2021	2021	2020
Assets:
Cash and due from banks	$30,415	$33,662	$41,789	$30,786	$29,287
Interest-bearing balances in other banks	7,093	7,425	10,262	8,432	15,905
Federal funds sold	242,425	319,500	196,000	264,100	183,000
Investment securities:
Available-for-sale	517,321	461,372	336,449	333,753	295,911
Equity investments carried at fair value	140	147	142	159	138
Held-to-maturity	71,214	32,848	7,104	7,166	7,225
Loans held for sale	408	997	1,545	458	837
Loans, net	2,329,173	2,205,661	2,236,826	2,179,534	2,177,982
Less: allowance for loan losses	28,383	26,693	26,739	26,783	27,344
Net loans	2,300,790	2,178,968	2,210,087	2,152,751	2,150,638
Premises and equipment, net	51,502	50,682	46,305	46,777	47,045
Accrued interest receivable	8,529	8,280	7,844	8,206	8,255
Goodwill	63,370	63,370	63,370	63,370	63,370
Other intangible assets, net	468	584	710	835	960
Bank owned life insurance	42,754	42,734	42,750	42,530	42,316
Other assets	33,566	32,956	33,379	36,146	38,915
Total assets	$3,369,994	$3,233,525	$2,997,736	$2,995,469	$2,883,802
Liabilities:
Deposits:
Noninterest-bearing	$737,756	$712,601	$672,274	$661,262	$622,475
Interest-bearing	2,225,641	2,128,318	1,939,492	1,889,154	1,814,638
Total deposits	2,963,397	2,840,919	2,611,766	2,550,416	2,437,113
Short-term borrowings				51,980	50,000
Long-term debt	2,711	3,235	3,752	14,264	14,769
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Accrued interest payable	408	872	469	1,120	736
Other liabilities	30,351	27,767	23,858	27,358	31,307
Total liabilities	3,029,867	2,905,793	2,672,845	2,678,138	2,566,925
Stockholders’ equity:
Common stock	14,341	14,356	14,407	14,423	14,414
Capital surplus	127,549	127,826	128,719	128,854	129,291
Retained earnings	203,750	190,061	183,702	177,836	171,023
Accumulated other comprehensive gain (loss)	(5,514)	(4,511)	(1,937)	(3,782)	2,149
Total stockholders’ equity	340,126	327,732	324,891	317,331	316,877
Total liabilities and stockholders’ equity	$3,369,994	$3,233,525	$2,997,736	$2,995,469	$2,883,802

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Average quarterly balances	2021	2021	2021	2021	2020
Assets:
Loans, net:
Taxable	$2,088,935	$2,033,752	$2,075,808	$2,054,120	$2,068,600
Tax-exempt	185,471	169,273	148,747	125,352	117,650
Total loans, net	2,274,406	2,203,025	2,224,555	2,179,472	2,186,250
Investments:
Taxable	446,096	280,767	264,490	260,238	223,333
Tax-exempt	105,044	84,701	78,521	72,177	46,361
Total investments	551,140	365,468	343,011	332,415	269,694
Interest-bearing balances with banks	9,739	12,004	9,653	13,260	26,232
Federal funds sold	264,068	311,015	220,247	191,720	185,874
Total interest-bearing assets	3,099,353	2,891,512	2,797,466	2,716,867	2,668,050
Other assets	202,123	202,456	199,082	197,178	204,348
Total assets	$3,301,476	$3,093,968	$2,996,548	$2,914,045	$2,872,398
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$2,176,429	$2,007,868	$1,921,754	$1,833,661	$1,829,248
Noninterest-bearing	725,414	696,331	680,431	634,806	596,880
Total deposits	2,901,843	2,704,199	2,602,185	2,468,467	2,426,128
Short-term borrowings			7,300	50,470	50,000
Long-term debt	2,959	3,475	11,025	14,509	18,699
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Other liabilities	26,924	25,635	23,420	27,371	28,946
Total liabilities	2,964,726	2,766,309	2,676,930	2,593,817	2,556,773
Stockholders’ equity	336,750	327,659	319,618	320,228	315,625
Total liabilities and stockholders’ equity	$3,301,476	$3,093,968	$2,996,548	$2,914,045	$2,872,398

Peoples Financial Services Corp.

Asset Quality Data (Unaudited)

(In thousands)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
	2021	2021	2021	2021	2020
At quarter end
Nonperforming assets:
Nonaccrual/restructured loans	$4,461	$5,559	$7,216	$8,073	$9,799
Accruing loans past due 90 days or more	13	78	49	172	71
Foreclosed assets	487	487	29	131	632
Total nonperforming assets	$4,961	$6,124	$7,294	$8,376	$10,502

Three months ended
Allowance for loan losses:
Beginning balance	$26,693	$26,739	$26,783	$27,344	$26,584
Charge-offs	105	466	190	195	522
Recoveries	45	20	46	134	232
Provision for loan losses	1,750	400	100	(500)	1,050
Ending balance	$28,383	$26,693	$26,739	$26,783	$27,344

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Three months ended	2021	2021	2021	2021	2020
Core net income per share:
Net income GAAP	$16,414	$9,096	$8,531	$9,478	$8,185
Adjustments:
Less: Gain on sale of Visa Class B shares	12,153
Less: gain (loss) on equity securities	7	(5)	17	(21)	(270)
Add: gain (loss) on equity securities tax adjustment	(1)	1	(4)	4	57
Add: Gain on sale of Visa Class B shares tax adjustment	2,552
Net income Core	$6,819	$9,092	$8,544	$9,461	$7,972
Average common shares outstanding - diluted	7,207,565	7,233,189	7,239,325	7,246,016	7,257,874
Core net income per share	$0.95	$1.26	$1.18	$1.31	$1.10
Tangible book value:
Total stockholders’ equity	$340,126	$327,732	$324,891	$317,331	$316,877
Less: Goodwill	63,370	63,370	63,370	63,370	63,370
Less: Other intangible assets, net	468	584	710	835	960
Total tangible stockholders’ equity	$276,289	$263,778	$260,811	$253,126	$252,547
Common shares outstanding	7,169,371	7,177,028	7,202,728	7,211,293	7,215,202
Tangible book value per share	$38.54	$36.75	$36.21	$35.10	$35.00
Core return on average stockholders’ equity:
Net income GAAP	$16,414	$9,096	$8,531	$9,478	$8,185
Adjustments:
Less: Gain on sale of Visa Class B shares	12,153
Less: gain (loss) on equity securities	7	(5)	17	(21)	(270)
Add: gain (loss) on equity securities tax adjustment	(1)	1	(4)	4	57
Add: Gain on sale of Visa Class B shares tax adjustment	2,552
Net income Core	$6,819	$9,092	$8,544	$9,461	$7,972
Average stockholders’ equity	$336,750	$327,659	$319,618	$320,228	$315,625
Core return on average stockholders’ equity	8.03%	11.01%	10.72%	11.98%	10.05%
Return on average tangible equity:
Net income GAAP	$16,414	$9,096	$8,531	$9,478	$8,185
Average stockholders’ equity	$336,750	$327,659	$319,618	$320,228	$315,625
Less: average intangibles	63,896	64,017	64,143	64,268	64,402
Average tangible stockholders’ equity	$272,854	$263,642	$255,475	$255,960	$251,223
Return on average tangible stockholders’ equity	23.87%	13.69%	13.39%	15.02%	12.96%
Core return on average tangible stockholders’ equity:
Net income GAAP	$16,414	$9,096	$8,531	$9,478	$8,185
Adjustments:
Less: Gain on sale of Visa Class B shares	12,153
Less: gain (loss) on equity securities	7	(5)	17	(21)	(270)
Add: gain (loss) on equity securities tax adjustment	(1)	1	(4)	4	57
Add: Gain on sale of Visa Class B shares tax adjustment	2,552
Net income Core	$6,819	$9,092	$8,544	$9,461	$7,972
Average stockholders’ equity	$336,750	$327,659	$319,618	$320,228	$315,625
Less: average intangibles	63,896	64,017	64,143	64,268	64,402
Average tangible stockholders’ equity	$272,854	$263,642	$225,475	$255,960	$251,223
Core return on average tangible stockholders’ equity	9.92%	13.68%	13.41%	14.99%	12.62%
Core return on average assets:
Net income GAAP	$16,414	$9,096	$8,531	$9,478	$8,185
Adjustments:
Less: Gain on sale of Visa Class B shares	12,153
Less: gain (loss) on equity securities	7	(5)	17	(21)	(270)
Add: gain (loss) on equity securities tax adjustment	(1)	1	(4)	4	57
Add: Gain on sale of Visa Class B shares tax adjustment	2,552
Net income Core	$6,819	$9,092	$8,544	$9,461	$7,972
Average assets	$3,301,476	$3,093,968	$2,996,548	$2,914,045	$2,872,398
Core return on average assets	0.82%	1.17%	1.14%	1.32%	1.10%

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	Dec 31	Dec 31
Year Ended	2021	2020
Core net income per share:
Net income (GAAP)	$43,519	$29,354
Adjustments:
Less: Gain on investment securities		918
Less: Gain (loss) on equity securities	2	(6)
Less: Gain on sale of Visa Class B shares	12,153
Add: Gain on investment securities tax adjustment		193
Add: Gain (loss) on equity securites line tax adjustment	1	(1)
Add: Gain on sale of Visa Class B shares tax adjustment	2,552
Net income Core	$33,917	$28,634
Average basic common shares outstanding	7,196,359	7,304,956
Average diluted common shares outstanding	7,231,423	7,337,843
Core net income per share - basic	$4.71	$3.92
Core net income per share - diluted	$4.69	$3.90

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

The following table reconciles the non-GAAP financial measures of FTE net interest income for the three and twelve months ended December 31, 2021 and 2020:

Three months ended December 31	2021	2020
Interest income (GAAP)	$23,650	$23,085
Adjustment to FTE	424	317
Interest income adjusted to FTE (non-GAAP)	24,074	23,402
Interest expense	2,058	3,276
Net interest income adjusted to FTE (non-GAAP)	$22,016	$20,126

Twelve months ended December 31	2021	2020
Interest income (GAAP)	$94,057	$94,125
Adjustment to FTE	1,512	1,306
Interest income adjusted to FTE (non-GAAP)	95,569	95,431
Interest expense	9,422	14,324
Net interest income adjusted to FTE (non-GAAP)	$86,147	$81,107

The efficiency ratio is noninterest expenses, less amortization of intangible assets, as a percentage of FTE net interest income plus noninterest income less gains on equity securities and gains on sale of assets. The following table reconciles the non-GAAP financial measures of the efficiency ratio to GAAP for the three and twelve months ended December 31, 2021 and 2020:

Three months ended December 31	2021	2020
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$15,158	$14,001
Less: amortization of intangible assets expense	116	144
Noninterest expense adjusted for amortization of assets expense (non-GAAP)	15,042	13,857

Net interest income (GAAP)	21,592	19,809
Plus: taxable equivalent adjustment	424	317
Noninterest income (GAAP)	15,283	4,735
Less: net gains on equity securities	(7)	76
Less: net gains on sale of securities		194
Less: Gain on sale of Visa Class B shares	12,153
Net interest income (FTE) plus noninterest income (non-GAAP)	$25,153	$24,591

Efficiency ratio (non-GAAP)	59.80%	56.35%

Twelve months ended December 31	2021	2020
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$55,606	$54,868
Less: amortization of intangible assets expense	491	606
Noninterest expense adjusted for amortization of assets expense (non-GAAP)	55,115	54,262

Net interest income (GAAP)	84,635	79,801
Plus: taxable equivalent adjustment	1,512	1,306
Noninterest income (GAAP)	25,636	16,642
Less: net gains (losses) on equity securities	2	(6)
Less: net gains on sale of investment securities		918
Less: Gain on sale of Visa Class B shares	12,153
Net interest income (FTE) plus noninterest income (non-GAAP)	$99,628	$96,837

Efficiency ratio (non-GAAP)	55.32%	56.03%